Exhibit 6.20

REPUBLICA DE NICARAGUA
INSTITUTO NACIONAL FORESTAL

PERMISO ESPECIAL DE APROVECHAMIENTO FORESTAL
PARA ARBOLES CAIDOS, MUERTOS, PODAS, SUMERGIDOS EN RIOS Y LAGOS
0 AFECTADOS POR FENOMENOS NATURALES PLAGAS E INCENDIOS

SERIE "P"

INAFOR

[1.- Datos Generales

Expediente: 1603-PE-015-002 Numero de Permiso: OOOC000714

El Institute Nacional Forestal otorga la presente autorizaci6n al senor AQUA QUEST

Cedula 530-507294-0000 para que realice aprovechamiento de arboles, en area ubicada en el si lo conocido como Puerto Cabezas del Municipio Puerto Cabezas

del Departamento / Region RAAN

2.- Detalle del Penniso de Aprovechamiento

Nombre Cientifico	Nombre Comun	Total Arboles	Vol (m:r)
Calophyllum bmsilie1111evar.rekoi	Maria	720	800.000
Cedrela odorata L.	Cedro real	106	150.000
Hymenaea courbaril L.	Guapinol	142	150.000
Manilkara achras (Mill.)Fosberg	Nispero	97	150.000
Swietenia macrophylla King.	Caoba del Atlantico	170	200.000
Tabebula chrysantha (Jacq.)Nichol.	Cortez amarillo	116	150.000
Pinus caribaea var. Hondurensis (B. & G.)	Pino caribe	2,400	3,000.000
Pithecellobium saman	Genizaro	120	150.000
Carapa guianensis	Cedro Macho	690	750.000
TOTAL APROBADO		4,559	5,500.000

Esta autorizaci6n es Valida Hasta : 05/11/2016

Dado en la Ciudad de: RAAN a los: 5 Dias del Mes de noviembre del: 2015

Para transportar la madera debe hacerse con la gufa de transporte de madera en rollo.

[3.- Datos del Regente

Nombre: PEDRO LEONARDO MATUTE RODRIGUEZ

Numero de Registro: 0640

0 bservaciones: S/D

4.-Datos de Revalidacion

Desde: 22/05/2019 Hasta: 22/05/2020

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REPUBLICA DE NICARAGUA
INSTITUTO NACIONAL FORESTAL

INAFOR

PERMISO ESP IENTO FORESTAL
PARA ARBOLES CAIDOS ¥ERGIDOSEN RIOS Y LAGOS
0 AFECTADOS POR S PLAGAS E INCENDIOS

SERIE "P"

Delegado Municipal
Firma y Sello Autorizado

Revisado Por
Delegado Departamental

Original Dueno
1ra Copia Inafor Municipal
2da Copia Inafor Distrital
3ra Copia Inafor Central

13/06/19
hr: 3:2 pm

Pag.2 de 2

Impreso 11/06/2019 02:10:09 p.m.

Desde 12:00:00 a MInlirao

Gobierno de Reconciliacion y Unidad Nacional ¡El Pueblo, Presidente!

Reptiblica de Nicaragua

Instituto Nacional Forestal

INAFOR

INAFOR

PERMISO DE OPERACIJON

Se autoriza a la Industria Foresta! Aqua Quest International S.A

Con c6digo 1603-0304 **propiedad de** Aqua Quest International S.A ubicada en el Departamento de: RAAN Municipio de Puerto Cabezas

para que durante el ano 2,019 , **Realice operaciones de** Primera, Segunda y Tercera Transformacion como Industria Portatil Este permiso es valido para operar en la siguiente· direcci6nCom Lamlaya de la Iglesia Moravo 400 mts

Dado en la Ciudad de Puerto Cabezas _ a los 8 Días del mes de FEBRERO del 2,019

Delegado Municipal
INAFOR

INSTITUTO NACIONAL FORESTAL DELEGACION MUNICIPAL PUERTO CABEZAS AMERICA CENTRAL INAFOR

VALIDO HASTA EL 30 DE DICIEMBRE DEL aiio _2i0HI

COLOQUESE EN LUGAR VISIBLE

Forma 981202-037

C:\Users\DGTIAD- 1\AppData\Local\Temp\3\Repo tmpreso Par: SIAFOR 01/04/2019 10:20:20a.m. Pagina No.Pagina 1 de

Gobierno de Reconciliacion y Unidad Nacional
El Pueblo, Presidente!

2019

ALCALD.I.A MIII'-I:ICJ.PAL OU. PUER ro CABEZA-<;
Reg.i<.Hl Autonoma Cnst.a Ca:z::ibe N<:>rII'½

Administración Tributaria

CONSTANCIA DE MATRICULA

El susaito Director de Administraci6n Tributaria de la Alcaldia Municipal de Puerto Cabezas, de conformidad al Arto.3 Del Plan de Arbitro Municipal Decreto No. 445.

Haceconstarque: EMPRESA AQUA QUEST INTERNATIONAL S.A

CeduladeidentidadN°: ______________________ N°RUC: J 1310000252297

Tiene Matriculado su negocio y/o Actividad Comercial del: EMPRESA ASERRADE DE MADERA

Direcci6n o Establecimiento del negocio: COMUNIDAD DE LAMLAYA

Lugar y Fecha d Tramite: 25 de Enero 2019

Henry Herman Hernandez
Alcalde Municipal

Dir. Administración Tributaria
Alcaldia Municipal de Puerto Cabezas

NOTA: COLCOARSEESTA CONSTANCIA EN UN LUGAR VISIBLE. TIENE VIGENCIA HASTA EL 31 E DICIEMBRE 2019.

Aqui nos Uumlna, un sol que no declina Fl Sol nue alumbra las nu vas vlctorias RUBf.tl;;A.RiO LA ALCALDiA iviUNiCIPAL DE PUERTO CABEZAS, REGION AUTONOMA DE LA COSTA CARIBE NORTE (RACCN) ; POR MEDIO DEL DEPARTAMENTO DE URBANISMO HACE CONSTAR EL USO DEL SUELO QUE A CONTiNUACiON SE DESCRIBE : D IRECCION DE TERRENO CLAS!FiCAGiGN DE LA ZONA LA COMUNIDAD LAMLAYA MUNICIPIC PUERTO CABEZAS, DIRECCION EXACTA DE LA IGLESIA MORAVA 400 MTS M NO IZQUIERDA Y 400 MTS ADENTRO, COORDENADA N 140110.4 ,W 0832528 5 "LA EMPRESA . , AQUA QUEST INTERNATIONAL S.A’ SECA ROBERT HOLLAND MAYNER JR USO PREDOMiNANTE: G.T.1 - KARATA USO DEL SUELO. AREA: 40 HECTARES % AREA TOTAL: 40 HECTARES US O COMPLEMEN T AR!O : PROP! O AREA : 4 0 HECTARE S 0 / v ARE A TOTAL : 4 0 HECTARES USO RESTR!NGIDO; PROP!EDAD PRIVADO . AREA: 40 HECTARES % AREA Tr> "' AL: 40 Hl:C'f;.RES 0 8SERVACiONE5 _ : EMPRESA. ASERRADERO DE MADERA FE.CHA DE EM!SION: 23/01/2019 . . . : DE VENClM!ENTO: 31 /12/2019 DAD O EN LA CiUDA O D E BiLW I , A LO S VEiNT E TRE S DIAS M ; \ RCH:'V() . . - - - ...:... - - .ttE, -- - - H.1 - iILIA : -- - .; .r - :: - iu l '.1.LL Jfi l - ' i - N ME.RE; .I.NSTI"rUC ION L < E: G•::; IE: 0

REGIMEN GENERAL J03100..'IJ252297 - 4 NUMERO RUC: J03100002 12 l "Ctrs&tAL: AQUA QU [ RNATIONAL SOCIE NOMBRE COMERC - AQUA QUEST S,A a) Estlmado contribuyente este es el documento CEDULA - RUC b) Su numero RUC es un c o digo (mica, personal e intransferible. c) Renta Adscrita: S AJO N _ I A No. 4 d) Este documento es ·verificable a traves de la lectura del c o digo QR. e) En case de perdida o robo contactar al centro de asistencia tributaria de la DGI, marcando el numero telef 6 nico 2248 - 9998 o escribiendonos al correo centrodeasistenciatribu aria@dgi . gob . n i . ! - ::;1, ·· I :1!1. i 1 1 . f) Le recomendamos, por motivos de seguridad, hacer uso privado de este documento. g) Le invltamos a efectuar sus transacciones tributarias par la via electr o nica .

Aqua Quest
International Inc.

Proyecto de Rehabilitacion del Medio Ambiente Acuatico y Desarrollo Economico de la Costa Caribe Norte de Nicaragua C.A.

CONTRATO

Aqua Quest International Inc. Representado por el Sr. Robert Holland Mayne JR , asociados en el domicilio de Tarpon Springs Florida USA, en coordinaci6n co1 los Gobiernos Territoriales Indigenas (GTI), Gobiernos Municipales y el Gotierno RegionalAutonomo de la Costa Caribe Norte (RACCN) de Nicaragua, el presente contrato es con el objetivo de concretizar de manera legal y formal y de socializar la propuesta de una inversion a largo plazo, por el periodo de cinco alias en su etapa inicial en el aprovechamiento del recurse consistente en la madera muerta y sumergidosdurante muchos anos en el lecho de los rfos, canales, lagunas, quebradas, riachuelos y otros cuerpo naturales de agua existente en la Region de la Costa Caribe y en las diferentes jurisdicciones de los Territories Indigenas, en base a este tem,ino se propane el presente contrato.

Nosotros:Robert **Mayne,** de oficio capitan de barco, mayor de edad, del domicil o en Tarpon Springs Florida USA y de paso por esta ciudad de Bilwi, identificadc con numero de pasaporte: 214786312,quien actua en su caracter de representante de la Empresa.AQUA QUEST **INTERNATIONAL INC,** para efectos del presente contrab, se designa como la parte **CONTRATANTE** y por otra parte comparece el ciudadanoMcs. **Ronald Wittingham Dennis;** mayor de edad, casado yde este domicilio quien se identifica con cedula de identidad Nicaraguense, numero607-190468-0001F. en adelante nominado como la parte interesado,quien actua en su caracter de auto-idad como Presidente Gobierno Territorial Indigena y Afrodescendiente de Karata. Hemos decidido celebrar el Presente Contrato Especial, que se regira por las clausulas que se enuncian a continuacion, y lo no previsto debera de ser resuelto en base al mutuo consentimiento y por el reglamento interno del Gobierno Territorial Indfgena de Karata.

Pagina 1 de 4

Clausula primero: Objeto del Contrato

- El presente contrato tiene por objeto de desarrollar el provecto ***deRehabilitaciondel Medio Ambiente Acuatico y Desarrollo*** *Economico,en* las comunidades del territorio de Karata, Municipio de Puerto Cabezas, RACCN.
- Recuperar y aprovechar la madera muerta y sumergida en los lechos de los rfos y lagunas del territorio de Karata, mediante el ***Plan Especia, de Aprovechamiento,que*** permitira la limpieza del ecosistema acuatico con la participaci6n comunitaria lo cual Contribuira al mejoramiento de la calidad de **Vida.**
- Implementar un programa de **Gestion Ambiental,** que Prevenga, Mitigue y Reduzca los Impactos Ambientales en el area de Influencia.

Clausula segundo: Plazo de ejecucion del contrato especial

El presente contrato especial tendra un periodo de vigencia de: cinco aiios a part r del dfa en que seefectuen las firmas quedando sujeto a renovacion cuando el caso lo amerite.

Clausula tercero:Legalidad del proceso juridico

En base a la ley 445: de Regimen de Propiedad Comunal de los Pueblos Indfgenas y Comunidades Etnicas de la Regiones Aut6nomas de la costa Atlantica de Nicaragua literalmente dice: que los pueblos indfgenas use y disfrute de sus recursos naturales, y la ley No.40 (ley de municipios y sus reforma) y la ley 28: Estatuto de Autonomfa y su Reglamento, los gobiernos comunales a traves de sus representante coordinara con la empresa **"AquaQuest".Para** el buen funcionamiento del proyecto.

Clausula cuarto: Compromiso de la Empresa

Por su parte la Empresa "AQUA QUEST", se compromete a la contratacion de nano de obra local de las comunidades,pagando salarios justos con jornadas apegadas 3 las leyes laborales de Nicaragua, tambien se establece que los gastos relacionados con la

Pagina **2** de **4**

alimentacion de los trabajadores, cuando se realicen trabajos fuera de la comunidadcomo en campamentos la empresa ***"Aqua Quesf'*** asumira esta responsabilidad,

Con respectoa la salud de los trabajadores; esto dependera particularmente de la cotizaci6n del seguro social.

Clausula quinto: compromiso de la empresa

La empresa Aqua Quest, se compromete aportar el 20% de las utilidades je la recuperacion y comercializacion de la madera muerta y sumergida (lo cual se·a en efectivo). Como tambien habra un 10% de dicha utilidad destinado a la realizacion de obras sociales considerando las areas de: salud, educacion e infraestructura, la empresa "Aqua Quest" se encargara de realizar estas obras en coordinaci6n con el gobierno comunal y territorial.

La empresa cumplira su compromiso una vez exportada y comercializada la madera de acuerdo alos datos emitidos por el INAFOR.

La empresa "Agua Quest" solicita comprension alGobierno territorial Indigena de Karata en laprimera, segunda, tercera y si es posible hasta la cuarta fase de la exportacion y comercializacion del producto,en cuanto al pago del 20% de las utilidades sera de forma periodica segun la capacidad de produccion e ingreso que perciba la emipresa.

En esto se incluye el IO % de aportaci6n de las utilidades.

Los pagos atrasados que queden pendientes a favor de la comuna, se nivelaran a medida que la empresa vaya mejorando sus ingresos econ6micos.

Clausula sexto: compromiso comunitario

Las autoridades del gobierno comunal y gobierno territorial de Karata y en coordinaci6n con las autoridades de la seguridad publica (Policia Nacional) garantizara la seguridad del Proyecto de Rehabilitaci6n del Medio Ambiente Acuatico y Desarrollo Economico, durante la etapa de ejecucion del aprovechamiento de la madera muerta y sumergidas,tambien garantizaran la exclusividad de derecho a la empresa "AQUA QUEST".

Pagina 3 de 4

Clausula septimo : Disoluci o n En caso del incumplimiento de una de las clausulas por cualquiera de las partes se dara por terminado el convenio sin perjuicios a ninguna de las parte . Clausula octava : Firma Habiendose leido cada una de las clausulas que contiene este contrato, ambas partes lo encuentran conforme, aprueban y firman en hojas de papel com u m , en la ciudad de Bilwi, el dfa once de junio del ano dos mil quince . GOB. TERRITORIAL KARATA oe ; - ;:::: ..... --- r Mes.Ronald Wittingham Dennis Presidente del Gobierno de Karata - GTIA \ t \ r' :::r "" - e - ::r LJ lAA IA ._.. :,/' - 1 ·J '" ..$"1 ta..<+,6£. -- / ,1 · - .e ,t €."1"1:

Gobierno de Reconciliación
y Unidad Nacional
El Pueblo, Presidente!
NICARAGUA TRIUNFA!
2017
TIEMPOS DE VICTORIAS! Por Gracia de Dios!

AVAL

El suscrito Coordinador de Gobierno de la Region Aut6noma Costa Caribe Norte (GRACCN), en uso de sus facultades y atribuciones que le confiere la Constitucion Polftica de Nicaragua, Estatuto de Autonoma de las Regiones Autonomas de Nicaragua y su Reglamento (Ley No. 28) y demas Leye . de la Republica, emite el presente AVAL a favor de la Empresa Privada **A.QUA QUEST INTERNATIONAL S.A.**, para que pueda proceder a llevar a cabo el **Proyecto de Extraccion de madera hundida en los Territorios Karata, Twi Waupasa** y **Twi Yahbra.** Dicha Empresa cumplio con la consulta requerida con los lideres y comunitarios de dicho territorio y cuenca con el **AVAL de INAFOR y el Aval Territorial** correspondiente.

Por lo anteriormente expuesto, solicito a las Autoridades Institucionales, Civiles y Militares, brindarle el apoyo necesario al senor **ROBERT ROLLAND MAY JE Jr.**, de origen Estadounidense, quien cuenta con el **Poder General de Administracion** de Dicha Empresa.

Dado en la ciudad de Bilwi, Puerto Cabezas a las 12 dias del mes de Octubre del ano 2017.

REGIONAL AUTONOMO DE LA COSTA CARIBE NORTE
COORDINADOR DE GOBIERNO
GRACCN
NICARAGUA

Msc. Carlos Alemán Cunningham
Coordinador de Gobierno
GRACCN

Cc: Archive

DIRECCION SUPERIOR
GOBIERNO REGIONAL AUTONOMO COSTA CARIBE NORTE
Barrio Pete r Ferrera
FE, FAMILIA Y COMUNI :AD!
CRISTI ANA, SOCIALJSTA Y SOLIDARIA!

- .. f' • . \ ; - . ;s !i h " • ? - '. 1 2 3 9 f,.Jt:::.u;;:,.. - 0,; ,.:i3..,_, - ,,:P "'2 i - ..uongit L ud..t - J.oi:te - . - 14,02 -- 3 .7 - l,tatitude - Ot&3 - 8.2 - 3.40,P --- 3'" -- b0Rg it1.1d - f',Jgr:te,.....U..2 10 l,.ld.!,1 = .,,.,.,_, - _,,.,,,_,=,,,= Q1, P4 - Longitud Norte - 14 . 02.Q.£, latitud Oeste - 83.422 67, P5 - = -- .Lotl.1HJw. .u.. L...U c.: i 11 4.018.25, Latitud Oeste - 83.422 . 71, P6 - Longitud Norte - 14.018.25, Latitud Oeste - 83.425.32, P7 - Longitu 15 1 e : - r - r - i : t - o : - r - i . o - - d -- . - e ------ K . - , a - - r - a , t - a - s - egu - . n -- t = i - tu - lo - d -- e d - . o - m - , i - n . i - o q - ue - se - en - cu - e - n - , tr ; a -- - i ; n - s - - c -- r ; i - t ; a ---- b ; --- a --- j ; o - -- e - l ; - nu - ; m -- ero - . - - - :: = - ::;: --- ; --- ; - :;c - - - = - = - - : - l 633 del Torno 004 17 19 20 as siguientes condiciones . - A. E l plaza de Arriendo es por (10) Diez arias prorrogables si l as partes de ontratante asi lo desean. - B. El precio del canon es de US $ 3 00.00 (Tres mil d61ares) anuales, o s 21 f -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - --- 1 quivalente en moneda nacional los cuales seran pagados anualmente e n las primeros meses de cad 22 t -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- l no. C. El Arrendatario no podra sub. Arrendar, ceder ni vender sin el cons e ntimiento del gobierno territorial , 23 1 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- 1 25 26 Nosotro !r, - RQNAlD - W fFT - INGHAM - G ENNIS,e e - f)FefBsieA - M a s · tere fHl ereet=t t 8 - 00 01E. ¥ _ eLG a - n ROBE I HOLL A . . . . . No. 530507294, ambos mayores de edad y de este domicilio. ctuando en su caracter de presidente del gobiemo territorial de Karata GTI, que conforman, Bilwi - Lamlaya 4 L --- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - ------ j arata - Dakban y Kru warban Wiwas, y el otro actuando en su calidad de Presidente y en representacion d 5 1 --- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - ' a Empresa AQUA QUEST INTERNATIONALS. A. Nos celebramos el presente contrato de arrendamiento. 6 El territorio de Karata, es duefio en dominio y posesi6n de una parcela de terren 7 orte - 14.018.29, Latitud Oeste - 83.429.33, PS - Longitud Norte - 14.022.14, Latitud Oe . s . te - 83.429.35. Lo 12 1 --- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - 1 inderos son las siguientes: Norte - Comunidad de Lamlaya , Sur - terrenos Pantanosos, Este - terrenos de I 13 1 --- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - ---- i omunidad y Estadio de Beisbol; y Oeste - Rio Lamlaya, quedando dentro del terreno el canal. - Clausul 14 1 --- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - ---- i e undo . La parcela descrita y deslindada forma parte de la gran extension de terreno que posee e ero si puede Edificar, Construir Sembrar y hacer todas las mejoras en el terreno. - Clausula Cuarto . 28 i e l cumplimiento quedando ambos de acu e rdo en fe de lo cual firmamos en la Ciudad de Puerto Cabezas , 29 os Diciocho dias del mes de Febrero del ano Dos Mil Dieciseis . 30 t _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _,

MSC. RONALD WITTINGHAM DENNIS
Presidente Gobierno territorial - KARATA

MSC. TECIA WILSON FRANCIS
Secretaria General GTI- de KARATA

ROBERT HOLLAND MAYNE JR
Arrendatario